UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012
Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year.
Effective September 18, 2012, the Board of Directors (the "Board") of Century Aluminum Company ("Century" or the "Company") adopted amendments to the Company's Amended and Restated Bylaws.  The amendments implement procedural and other requirements relating to the right of our stockholders to call a special meeting, which right was approved by our stockholders at our 2012 Annual Meeting.  The amendments also eliminate a provision requiring stockholders to update advance notice disclosures regarding stockholder proposals to be brought before an annual meeting. The Company's Amended and Restated Bylaws, as amended, are filed herewith as Exhibit 3.1 and are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) was held on September 18, 2012, at 8:30 a.m. local time. A total of 76,896,384 shares of the Company's common stock were present or represented by proxy at the meeting, representing approximately 87% of the shares outstanding and entitled to vote at the Annual Meeting, thus providing a quorum.
The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:
Proposal No. 1: Adoption and Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Declassify the Company's Board of Directors and to Provide for the Annual Election of Directors
The proposal to adopt and approve the amendment to the Company's Amended and Restated Certificate of Incorporation to declassify the Company's Board of Directors and to provide for the annual election of directors was approved by the votes indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,245,461	139,886	3,110,394	10,400,643
Proposal No. 2: Adoption and Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation Granting Stockholders Owning Not Less Than 10% of the Outstanding Common Stock the Right to Call a Special Meeting of Stockholders
The proposal to adopt and approve an amendment to the Company's Amended and Restated Certificate of Incorporation granting stockholders owning not less than 10% of the outstanding common stock the right to call a special meeting of stockholders was approved by the votes indicated below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,279,794	100,400	3,115,547	10,400,643

Proposal No. 3: Election of Jarl Berntzen to the Company's Board of Directors
The Company's stockholders elected Mr. Berntzen to serve on the Company's Board of Directors for a one year term expiring at our annual meeting in 2013 by the votes indicated below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jarl Berntzen	62,309,379	4,186,362	10,400,643

Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the votes indicated below. There were no broker non-votes on this proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,243,527	505,027	3,147,830	—
Proposal No. 5: Advisory vote on the compensation of executive officers
The allocation of votes for the non-binding advisory vote to approve the compensation of the Company's named executive officers (“say on pay”) was a follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,051,866	9,869,313	3,574,562	10,400,643
For more information regarding Proposals 1 through 5, please refer to the Company's definitive proxy statement filed with the Securities and Exchange Commission on August 3, 2012.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Century Aluminum Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	September 18, 2012	By:	/s/ William J. Leatherberry
			Name: Title:	William J. Leatherberry Executive Vice President, Chief Legal Officer and General Counsel

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Century Aluminum Company